Exhibit 10.37A
Schedule of Unsecured Subordinated Promissory Notes Issued April 23, 2010
to Holders of Series A, Series A1 and Series B Convertible Preferred Stock

Holder	Principal Amount

Advance Capital Partners, L.P.	$32,198.76

Advance Capital Offshore Partners, L.P.	$10,098.12

Apax Excelsior VI, L.P.	$128,506.80

Apax Excelsior VI-A, C.V.	$10,497.19

Apax Excelsior VI-B, C.V.	$6,993.09

Patricof Private Investment Club III, L.P.	$4,392.20

Camden Partners Strategic Fund III, L.P.	$42,613.75

Camden Partners Strategic Fund III, L.P.	$4,261.19

Camden Partners Strategic Fund III-A, L.P.	$1,772.41

Camden Partners Strategic Fund III-A, L.P.	$178.42

Seren Capital, Ltd.	$142,027.72

Seren Capital, Ltd.	$43,612.94

Stephen T. Winn	$2,959.41

Timothy J. Barker	$1,849.50

Jeffrey T. Leeds	$649.46